EXHIBIT 5.1

                               September 19, 1997


Cellegy Pharmaceuticals, Inc.
1065 E. Hillsdale Blvd.
Suite 418
Foster City, CA  94404

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September 19, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,999,887 shares of your Common Stock (the "Stock"), including 1,974,887 shares that are presently issued and outstanding (the "Outstanding Shares") and 25,000 shares (the "Warrant Shares") that are issuable upon the exercise of a warrant (the "Warrant") and all of which will be sold by the selling shareholders named in the Prospectus included within the Registration Statement (the "Selling Shareholders").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A filed with the Commission in connection with the Company's initial public offering in August 1995;

     (3) the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the Board of Directors that are contained in your minute books and that are in our possession, that relate to issuance of the Stock and the Warrant;

     (5) the stock purchase and other agreements, other than those filed as exhibits to the Registration Statement, pursuant to which the Selling Shareholders acquired the Stock and the Warrant as described in the Registration Statement; and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         In rendering any opinion that the shares of Stock are, or will when issued be, "fully paid," we have assumed that such shares were issued in accordance with the terms of the plans or agreements governing the issuance of such shares, and that the Company received full consideration for the issuance of such shares, provided for in the plans and agreements relating to such shares, and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

         Based upon the foregoing, it is our opinion that the Outstanding Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are, and the Warrant Shares, when issued upon exercise of the Warrant and fully paid for as provided in the Warrant will be, legally issued, and nonassessable and, to our knowledge, fully paid.


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     We  consent to the use of this  opinion  as an exhibit to the  Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                             Very truly yours,


                                             FENWICK & WEST LLP


                                             By:  /s/  Fenwick & West LLP
                                                -------------------------